Exhibit 99.1	GRACO INC.
P.O. Box 1441
Minneapolis, MN
55440-1441
NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, January 27, 2020	Financial Contact: Mark Sheahan, 612-623-6656 Media Contact: Charlotte Boyd, 612-623-6153 Charlotte_M_Boyd@graco.com

Graco Reports Fourth Quarter and Annual Results

MINNEAPOLIS (January 27, 2020) – Graco Inc. (NYSE: GGG) today announced results for the quarter and year ended December 27, 2019.

Summary
$ in millions except per share amounts

	Three Months Ended			Twelve Months Ended
	Dec 27, 2019	Dec 28, 2018	% Change	Dec 27, 2019	Dec 28, 2018	% Change
Net Sales	$412.3	$406.4	1%	$1,646.0	$1,653.3	(0)%
Operating Earnings	104.2	96.6	8%	424.5	436.4	(3)%
Net Earnings	84.8	73.7	15%	343.9	341.1	1%
Diluted Net Earnings per Common Share	$0.49	$0.43	14%	$2.00	$1.97	2%
Adjusted (non-GAAP): (1)
Net Earnings, adjusted	$82.0	$73.5	12%	$325.4	$326.1	(0)%
Diluted Net Earnings per Common Share, adjusted	$0.48	$0.43	12%	$1.90	$1.88	1%
(1) Excludes impacts of excess tax benefits from stock option exercises and certain non-recurring tax provision adjustments. See Financial Results Adjusted for Comparability below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

•	Decreases in Asia Pacific sales offset growth in the Americas and EMEA for both the quarter and the year.

•	Strong sales growth and favorable operating leverage drove up fourth quarter profitability in the Contractor segment.

•
Gross margin rates for the quarter and year decreased due to lower factory volume, unfavorable product and channel mix, and changes in currency translation rates. Strong realized pricing softened the decline in gross margin rates.

•	Total operating expenses decreased 6 percent for the quarter and 2 percent for the year.

•
The effective income tax rate for the quarter decreased due to an increase in excess tax benefits from stock option exercises. The effective rate for the year decreased mainly due to a tax rate change in a foreign jurisdiction.

“Sales in the fourth quarter reflected trends noted in earlier quarters, with the Asia Pacific region continuing to be particularly challenging,” said Patrick J. McHale, Graco’s President and CEO. “While several end markets and segments were soft in 2019, we were pleased with the performance of our Contractor business and the EMEA region, as each posted solid organic growth. Thanks to the hard work, dedication and outstanding execution of our employees and distributors worldwide, we were able to stick to our playbook. We fully funded our growth strategies, made capital investments exceeding $100 million to expand production and service capabilities, and limited discretionary spending to protect bottom line results.”

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Consolidated Results

Sales for the quarter increased 1 percent from the comparable period last year (2 percent at consistent translation rates). Sales increased 4 percent in the Americas and 11 percent in EMEA (14 percent at consistent translation rates), and decreased 17 percent in Asia Pacific (16 percent at consistent translation rates). Sales for the year decreased slightly from the comparable period last year (up 1 percent at consistent translation rates), with increases of 4 percent in the Americas and 3 percent in EMEA (8 percent at consistent translation rates), offset by a 17 percent decrease in Asia Pacific (14 percent at consistent translation rates). Changes in currency translation rates decreased worldwide sales by approximately $3 million (1 percentage point) for the quarter and $29 million (1 percentage point) for the year. Sales from acquired operations contributed approximately $4 million (1 percentage point) of growth to the fourth quarter, and did not have a significant impact on full-year comparisons.

Gross profit margin rates for the quarter and year decreased from the comparable periods last year driven by lower factory volume, unfavorable channel and product mix, and changes in currency translation rates. Price changes implemented early in the year offset the adverse impact of higher material costs, including tariffs.

Total operating expenses for the quarter and year decreased $7 million (6 percent) and $11 million (2 percent), respectively, compared to last year. Reductions in volume and earnings-based expenses more than offset increases in product development expenses, which increased 6 percent for the quarter and 7 percent for the year.

Other expense for the year decreased $6 million from last year, driven by gains on investments used to fund certain pension liabilities, and by lower exchange losses on net assets of foreign operations.
The effective income tax rate was 16 percent for the quarter and 15 percent for the year, both down approximately 2 percentage points from the comparable periods last year. An increase in excess tax benefits from stock option exercises drove the decrease for the quarter. For the year, revaluation of deferred taxes pursuant to a tax rate change in a foreign jurisdiction and an increase in non-recurring benefits from other tax planning activities drove the decrease.
Segment Results

Management assesses performance of segments by reference to operating earnings excluding unallocated corporate expenses. For a reconciliation of segment operating earnings to consolidated operating earnings, refer to the segment information table included in the financial statement section of this release. Certain measurements of segment operations are summarized below:

	Three Months			Twelve Months
	Industrial	Process	Contractor	Industrial	Process	Contractor
Net Sales (in millions)	$194.8	$88.9	$128.6	$747.4	$344.9	$553.7
Percentage change from last year
Sales	(2)%	1%	8%	(4)%	2%	4%
Operating earnings	(6)%	25%	51%	(9)%	11%	6%
Operating earnings as a percentage of sales
2019	31%	22%	22%	33%	22%	23%
2018	32%	18%	15%	35%	20%	23%

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Components of net sales change by geographic region for the Industrial segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	3%	0%	0%	3%	3%	0%	0%	3%
EMEA	16%	0%	(3)%	13%	7%	0%	(5)%	2%
Asia Pacific	(26)%	0%	0%	(26)%	(19)%	0%	(2)%	(21)%
Consolidated	(1)%	0%	(1)%	(2)%	(2)%	0%	(2)%	(4)%

Continued softness in Asia Pacific end markets caused steep declines in fourth quarter Industrial segment sales. Increases in finishing system sales drove a double-digit percentage increase in EMEA. For the year, underlying sales growth in the Americas and EMEA was more than offset by decreases in Asia Pacific. Operating earnings as a percentage of sales decreased for the quarter and year as the favorable effects of pricing were more than offset by the adverse impacts of higher material costs, lower sales and factory volume, product and channel mix, and currency translation.

Components of net sales change by geographic region for the Process segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	(4)%	1%	0%	(3)%	3%	0%	0%	3%
EMEA	(4)%	10%	(1)%	5%	3%	5%	(3)%	5%
Asia Pacific	(2)%	12%	(1)%	9%	(5)%	4%	(3)%	(4)%
Consolidated	(4)%	5%	0%	1%	1%	2%	(1)%	2%

Process segment sales for the quarter increased slightly, as sales from acquired operations more than offset volume declines in organic businesses. For the year, weakness in Asia Pacific also adversely affected Process segment sales, nearly offsetting increases in the Americas and EMEA. Operating margin rates for the quarter and year improved, driven by lower volume and earnings-based costs.

Components of net sales change by geographic region for the Contractor segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	10%	0%	0%	10%	5%	0%	0%	5%
EMEA	13%	0%	(3)%	10%	9%	0%	(5)%	4%
Asia Pacific	(4)%	0%	(2)%	(6)%	(6)%	0%	(4)%	(10)%
Consolidated	9%	0%	(1)%	8%	5%	0%	(1)%	4%

Contractor segment sales for the quarter increased by 9 percent at consistent currency translation rates, driving growth for the year to 5 percent, with favorable response to new product offerings and continued strength in construction markets in the Americas and EMEA. Operating margin rate for the quarter increased by 7 percentage points over the comparable quarter last year, driven by strong improvements in gross margin rate and expense leverage. Operating margin rate for the year was consistent with the rate last year.

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Outlook

“Heading into 2020, we expect challenging end market conditions to remain in place for at least the first half of the year in our Industrial and Process segments” said McHale. “Our outlook for the Contractor segment remains positive as favorable conditions continue, and demand for our products is solid across major end markets and product categories. As a result, our outlook for 2020 is low single-digit revenue growth on an organic, constant currency basis.”

Financial Results Adjusted for Comparability

Excluding the impacts of excess tax benefits related to stock option exercises and certain tax provision adjustments presents a more consistent basis for comparison of financial results. A calculation of the non-GAAP measurements of adjusted income taxes, effective income tax rates, net earnings and diluted earnings per share follows (in millions except per share amounts):

	Three Months Ended		Twelve Months Ended
	Dec 27, 2019	Dec 28, 2018	Dec 27, 2019	Dec 28, 2018
Earnings before income taxes	$100.5	$90.0	$405.9	$410.8

Income taxes, as reported	$15.7	$16.3	$62.0	$69.7
Excess tax benefit from option exercises	2.3	0.2	10.4	10.0
Other non-recurring tax benefit	0.5	—	8.1	5.0
Income taxes, adjusted	$18.5	$16.5	$80.5	$84.7

Effective income tax rate
As reported	15.6%	18.1%	15.3%	17.0%
Adjusted	18.5%	18.4%	19.8%	20.6%

Net Earnings, as reported	$84.8	$73.7	$343.9	$341.1
Excess tax benefit from option exercises	(2.3)	(0.2)	(10.4)	(10.0)
Other non-recurring tax benefit	(0.5)	—	(8.1)	(5.0)
Net Earnings, adjusted	$82.0	$73.5	$325.4	$326.1

Weighted Average Diluted Shares	171.8	170.9	171.6	173.2
Diluted Earnings per Share
As reported	$0.49	$0.43	$2.00	$1.97
Adjusted	$0.48	$0.43	$1.90	$1.88

Cautionary Statement Regarding Forward-Looking Statements

The Company desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. From time to time various forms filed by our Company with the Securities and Exchange Commission, including our Form 10-K, Form 10-Qs and Form 8-Ks, and other disclosures, including our overview report, press releases, earnings releases, analyst briefings, conference calls and other written documents or oral statements released by our Company, may contain forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. All forecasts and projections are forward-looking statements. Forward-looking statements are based upon currently available

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information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed due to the impact of changes in various factors. These risk factors include, but are not limited to: our Company’s growth strategies, which include making acquisitions, investing in new products, expanding geographically and targeting new industries; changes in currency translation rates; economic conditions in the United States and other major world economies; the ability to meet our customers’ needs and changes in product demand; supply interruptions or delays; security breaches; new entrants who copy our products or infringe on our intellectual property; risks incident to conducting business internationally; catastrophic events; changes in laws and regulations; compliance with anti-corruption and trade laws; changes in tax rates or the adoption of new tax legislation; the possibility of asset impairments if acquired businesses do not meet performance expectations; political instability; results of and costs associated with litigation, administrative proceedings and regulatory reviews incident to our business; our ability to attract, develop and retain qualified personnel; the possibility of decline in purchases from a few large customers of the Contractor segment; and variations in activity in the construction, automotive, mining and oil and natural gas industries. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2018 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors. These reports are available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A might prove important to the Company’s future results. It is not possible for management to identify each and every factor that may have an impact on the Company’s operations in the future as new factors can develop from time to time.

Conference Call

Graco management will hold a conference call, including slides via webcast, with analysts and institutional investors on Tuesday, Jan. 28, 2020, at 11 a.m. ET, 10 a.m. CT, to discuss Graco’s fourth quarter results.

A real-time webcast of the conference call will be broadcast live over the internet. Individuals wanting to listen and view slides can access the call at the Company’s website at www.graco.com. Listeners should go to the website at least 15 minutes prior to the live conference call to install any necessary audio software.

For those unable to listen to the live event, a replay will be available soon after the conference call at Graco’s website, or by telephone beginning at approximately 2 p.m. ET on Tuesday, Jan. 28, 2020, by dialing 888-203-1112, Conference ID #8157037, if calling within the U.S. or Canada. The dial-in number for international participants is 719-457-0820, with the same Conference ID number. The replay by telephone will be available through 2 p.m. ET on Saturday, Feb. 1, 2020.

About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 27, 2019	Dec 28, 2018	Dec 27, 2019	Dec 28, 2018
Net Sales	$412,292	$406,438	$1,646,045	$1,653,292
Cost of products sold	202,911	197,682	786,289	770,753
Gross Profit	209,381	208,756	859,756	882,539
Product development	16,941	15,989	67,557	63,124
Selling, marketing and distribution	57,529	62,732	234,325	245,473
General and administrative	30,742	33,461	133,418	137,515
Operating Earnings	104,169	96,574	424,456	436,427
Interest expense	2,526	3,678	13,110	14,385
Other expense, net	1,109	2,851	5,469	11,276
Earnings Before Income Taxes	100,534	90,045	405,877	410,766
Income taxes	15,699	16,322	62,024	69,712
Net Earnings	$84,835	$73,723	$343,853	$341,054
Net Earnings per Common Share
Basic	$0.51	$0.44	$2.06	$2.04
Diluted	$0.49	$0.43	$2.00	$1.97
Weighted Average Number of Shares
Basic	166,911	165,875	166,515	167,364
Diluted	171,814	170,899	171,624	173,213

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Dec 27, 2019	Dec 28, 2018	Dec 27, 2019	Dec 28, 2018
Net Sales
Industrial	$194,773	$199,519	$747,396	$781,029
Process	88,882	88,303	344,930	337,953
Contractor	128,637	118,616	553,719	534,310
Total	$412,292	$406,438	$1,646,045	$1,653,292
Operating Earnings
Industrial	$60,562	$64,580	$247,216	$271,307
Process	19,781	15,885	76,367	68,514
Contractor	27,684	18,373	128,282	120,905
Unallocated corporate (expense)	(3,858)	(2,264)	(27,409)	(24,299)
Total	$104,169	$96,574	$424,456	$436,427

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	Dec 27, 2019	Dec 28, 2018
ASSETS
Current Assets
Cash and cash equivalents	$220,973	$132,118
Accounts receivable, less allowances of $5,300 and $5,300	267,345	274,608
Inventories	273,233	283,982
Other current assets	29,917	32,508
Total current assets	791,468	723,216
Property, Plant and Equipment, net	325,546	229,295
Goodwill	307,663	293,846
Other Intangible Assets, net	162,623	166,310
Operating Lease Assets	29,891	—
Deferred Income Taxes	39,327	32,055
Other Assets	35,692	28,019
Total Assets	$1,692,210	$1,472,741
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes payable to banks	$7,732	$11,083
Trade accounts payable	54,117	56,902
Salaries and incentives	51,301	62,297
Dividends payable	29,235	26,480
Other current liabilities	142,937	143,041
Total current liabilities	285,322	299,803
Long-term Debt	164,298	266,391
Retirement Benefits and Deferred Compensation	182,707	133,388
Operating Lease Liabilities	24,176	—
Deferred Income Taxes	10,776	16,586
Other Non-current Liabilities	—	4,700
Shareholders’ Equity
Common stock	167,287	165,171
Additional paid-in-capital	578,440	510,825
Retained earnings	448,991	220,734
Accumulated other comprehensive income (loss)	(169,787)	(144,857)
Total shareholders’ equity	1,024,931	751,873
Total Liabilities and Shareholders’ Equity	$1,692,210	$1,472,741

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended
	Dec 27, 2019	Dec 28, 2018
Cash Flows From Operating Activities
Net Earnings	$343,853	$341,054
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	48,911	47,754
Deferred income taxes	(6,411)	15,405
Share-based compensation	26,669	25,565
Change in
Accounts receivable	8,934	(12,402)
Inventories	12,435	(30,719)
Trade accounts payable	(539)	(1,976)
Salaries and incentives	(14,069)	2,336
Retirement benefits and deferred compensation	13,264	(27,237)
Other accrued liabilities	(11,510)	7,517
Other	(2,803)	688
Net cash provided by operating activities	418,734	367,985
Cash Flows From Investing Activities
Property, plant and equipment additions	(127,953)	(53,854)
Acquisition of businesses, net of cash acquired	(26,577)	(10,769)
Other	(939)	(1,624)
Net cash provided by (used in) investing activities	(155,469)	(66,247)
Cash Flows From Financing Activities
Borrowings (payments) on short-term lines of credit, net	(3,341)	4,931
Borrowings on long-term lines of credit	105,423	620,746
Payments on long-term debt and lines of credit	(207,191)	(583,212)
Common stock issued	48,250	24,634
Common stock repurchased	(9,482)	(244,814)
Taxes paid related to net share settlement of equity awards	(1,268)	(16,151)
Cash dividends paid	(106,443)	(88,845)
Net cash provided by (used in) financing activities	(174,052)	(282,711)
Effect of exchange rate changes on cash	(358)	187
Net increase (decrease) in cash and cash equivalents	88,855	19,214
Cash and Cash Equivalents
Beginning of year	132,118	112,904
End of year	$220,973	$132,118

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